As filed with the Securities and Exchange Commission on August 9, 2002

Registration No. 33- ______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NOVAVAX, INC.

(Exact name of issuer as specified in its charter)

Delaware	22-2816046
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8320 Guilford Road, Columbia, Maryland 21046

(Address of Principal Executive Offices) (Zip Code)

1995 STOCK OPTION PLAN

(Full title of the plan)

John A. Spears
President & Chief Executive Officer
Novavax, Inc.
8320 Guilford Road
Columbia, Maryland 21046
(Name and address of agent for service)

(301) 854-3900

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee

Common Stock,	2,000,000	$3.12 (1)	$6,240,000	$574.08
$.01 par value		shares

(1)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 5, 2002, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed with respect to securities of the same class and issuable under the same employee benefit plan as the securities for which the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on December 11, 1995, File No. 33-80279, a Registration Statement on Form S-8, File No. 333-77611, filed on May 3, 1999, and a Registration Statement on Form S-8, File No. 333-46000, filed on September 18, 2000, the contents of which are incorporated by reference herein.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001;

2.	The Registrant’s Current Report on Form 8-K filed on July 2, 2002;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

4.	Description of Registrant’s Common Stock ($.01 par value) contained in the Registrant’s Registration Statement No. 0-26770 on Form 10 filed on September 14, 1995 pursuant to Section 12(b) of the Securities Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

     Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by White & McNamara, P.C. as counsel to Registrant. David A. White, a stockholder and director of White & McNamara, P.C., owns 50,000 shares of the Common Stock of the Registrant.

Item 8.   Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, on the 7th day of August, 2002.

NOVAVAX, INC

By: /s/ John A. Spears
John A. Spears, President
and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of Novavax, Inc., hereby severally constitute John A. Spears, Dennis W. Genge and Ann McGeehan and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Novavax, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Spears	President, Chief Executive Officer and Director	August 7, 2002
John A. Spears

/s/ Dennis W. Genge	Vice President, Treasurer and Chief Financial Officer	August 7, 2002
Dennis W. Genge

	Director	August _, 2002
Gary C. Evans

/s/ Mitchell J. Kelly	Director	August 7, 2002
Mitchell J. Kelly

/s/ J. Michael Lazarus, M.D.	Director	August 7, 2002
J. Michael Lazarus, M.D.

/s/ John O. Marsh, Jr.	Director	August 7, 2002
John O. Marsh, Jr.

/s/ Michael A. McManus	Director	August 7, 2002
Michael A. McManus

/s/ Denis M. O’Donnell, M.D.	Director	August 7, 2002
Denis M. O’Donnell, M.D.

	Director	August _, 2002
Ronald H. Walker

Exhibit Index

Exhibit
Number	Description

5	Opinion of White & McNamara, P.C.

10.1	Novavax, Inc. 1995 Stock Option Plan
(Incorporated by reference to Exhibit 10.4 to
the Company’s Registration Statement on Form 10,
File No. 0-26770, filed September 14, 1995.)

10.2	First Amendment to Novavax, Inc.
1995 Stock Option Plan (Incorporated by
reference to Exhibit 10.3 to the Company’s
Annual Report on Form 10-K, File No. 0-26770,
filed April 15, 1999.)

10.3	Second Amendment to Novavax, Inc.
1995 Stock Option Plan (Incorporated by
reference to Exhibit 10.3 to the Company’s
Registration Statement on Form S-8, File No. 333-46000,
filed September 18, 2000.)

10.4	Third Amendment to Novavax, Inc.
1995 Stock Option Plan

23.1	Consent of Ernst & Young, LLP

23.2	Consent of PricewaterhouseCoopers, LLP

23.3	Consent of White & McNamara, P.C.
(included in Exhibit 5)

24	Power of Attorney (included in the signature pages
of this Registration Statement)